UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 29, 2017

BUTLER NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Kansas
(State or Other Jurisdiction of Incorporation)

0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)
19920 W. 161st Street, Olathe, Kansas (Address of Principal Executive Offices)	66062 (Zip Code)

913-780-9595
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Item 8.01

Other Events

On December 29, 2017, BHCMC, LLC, a subsidiary of Butler National Corporation, received a ruling from the Kansas Supreme Court in the Matter of the Appeal of BHCMC, LLC d/b/a Boot Hill Casino & Resort, case number 112,911. The Kansas Department of Revenue appealed from a Board of Tax Appeals summary decision granting a compensating use tax refund to BHCMC, L.L.C., doing business as Boot Hill Casino & Resort. The Kansas Supreme Court addressed “whether such a tax can be imposed on BHCMC for electronic gaming machines it does not—and, under the law and its management agreement with Kansas Lottery, cannot—own”. The Court ruled that “Boot Hill did not exercise a right or power incident to ownership of personal property in order to be subject to a compensating use tax for that property.” Because BHCMC has not exercised such a power or right, the Court affirmed Board of Tax Appeals' refund decision and the ruling of the Kansas Court of Appeals panel decision. Butler National Corporation makes no assurances related to collection of, or the timeliness of, any actions realizing any direct monetary effects, if any, of the ruling.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUTLER NATIONAL CORPORATION (Registrant)
December 29, 2017 Date	s/s Clark D. Stewart Clark D. Stewart (President and Chief Executive Officer)
December 29, 2017 Date	s/s Tad M. McMahon Tad M. McMahon (Chief Financial Officer)